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                                                                   EXHIBIT 11.1

                          COULTER PHARMACEUTICAL, INC.

                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

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
                                                December 31,       December 31,
                                                    1995              1996
                                                ------------       ------------

Historical primary EPS

Shares used in calculation of net
loss per share:

  Weighted average common
    stock outstanding:                                   257           107,780

  Shares related to Staff Accounting
  Bulletins Nos. 55, 64 and 83
  Common stock:                                      401,788           301,341
  Stock options:                                     559,600           419,700
  Warrants:                                          173,067           129,800
  Preferred stock; if converted                    3,321,514         2,491,136
                                                 -----------      ------------
                                                   4,456,226         3,449,757
                                                 -----------      ------------
Net (loss)                                       $(2,992,557)     $(15,338,279)
                                                 -----------      ------------
Net (loss) per share                                  $(0.67)           $(4.45)
                                                 ===========      ============


Proforma:

Shares used in calculation of net
loss per share:

  Weighted average common
    stock outstanding:                                   257           107,780

  Preferred Stock, if converted                    2,341,665         4,108,154
  Shares related to Staff Accounting
  Bulletins Nos. 55, 64 and 83
  Common stock:                                      401,788           301,341
  Stock options:                                     559,600           419,700
  Warrants:                                          173,067           129,800
  Preferred stock; if converted                    3,321,514         2,491,136
                                                 -----------      ------------
                                                   6,797,891         7,557,911
                                                 -----------      ------------
Net (loss)                                       $(2,992,557)     $(15,338,279)
                                                 -----------      ------------
Net (loss) per share                                  $(0.44)           $(2.03)
                                                 ===========      ============

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